UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR l5(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 28, 2018

RW Holdings NNN REIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3090 Bristol Street, Suite 550, Costa Mesa, CA 92626

(Address of principal executive offices)

(Zip Code)

855-742-4862

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 1.01	Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an off-Balance Sheet Arrangement of a

Registrant.

On February 28, 2018, RW Holdings NNN REIT, Inc. (the “Company”), along with Rich Uncles NNN Operating Partnership, L.P. (the “Operating Partnership”) and Rich Uncles NNN LP, LLC (together with the Company and the Operating Partnership, “Borrowers”), entered into a Business Loan Agreement and Promissory Note (the “New Credit Facility”) with Pacific Mercantile Bank (“Lender”). The New Credit Facility replaces a $12 million unsecured line of credit with Lender, which expired on January 26, 2018 (the “Former Credit Facility”). The New Credit Facility is a revolving unsecured line of credit for a maximum principal amount of $9 million and matures on January 26, 2019, unless earlier terminated.

The purpose of the New Credit Facility is to enable the Company to purchase new properties. The Company intends to repay amounts outstanding under the New Credit Facility from gross offering proceeds from the sale of shares of the Company’s common stock or mortgage financing on one of the properties owned, either directly or indirectly through one or more wholly-owned single member special purposes entities, by the Operating Partnership.

Under the terms of the New Credit Facility, Borrowers pay a variable rate of interest on outstanding amounts equal to one (1) percentage point over an independent index published in The Wall Street Journal based on the highest rate on corporate loans posted by at least 75% of the largest banks (the “Index”). Based upon the Index as of the date of the New Credit Facility, the initial interest rate under the New Credit Facility was 5.50%.

The New Credit Facility contains customary representations, warranties and covenants, which are substantially similar to those in the Former Credit Facility. The Company’s ability to borrow under the New Credit Facility will be subject to its ongoing compliance with various affirmative and negative covenants, including with respect to indebtedness, guaranties, mergers and asset sales, liens, dividends, corporate existence and financial reporting obligations.

The New Credit Facility also contains customary events of default, including, without limitation, nonpayment of principal, interest, fees or other amounts when due, violation of covenants, breaches of representations or warranties and change of ownership. Upon the occurrence of an event of default, Lender may accelerate the repayment of amounts outstanding under the New Credit Facility and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

The New Credit Facility is secured by guaranties executed by Raymond E. Wirta, Chairman of the Board of the Company, a trust belonging to Mr. Wirta, Harold C. Hofer, President and Chief Executive Officer of the Company, and a trust belonging to Mr. Hofer, each in the amount of $9 million. Such guaranties become effective upon certain triggering events, including an event of default under the New Credit Facility and the failure by Borrowers to pay one or more subsequent advances within 90 days of disbursement.

The above description of the New Credit Facility is a summary and is qualified in its entirety by the Business Loan Agreement and Promissory Note, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Business Loan Agreement, dated as of February 1, 2018 and executed on February 28, 2018, by and between RW Holdings NNN REIT, Inc., Rich Uncles NNN Operating Partnership, L.P., Rich Uncles NNN LP, LLC and Pacific Mercantile Bank
10.2	Promissory Note, dated February 1, 2018, made by RW Holdings NNN REIT, Inc., Rich Uncles NNN Operating Partnership, L.P. and Rich Uncles NNN LP, LLC and payable to the order of Pacific Mercantile Bank

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC.
(Registrant)

By: /s/ John H. Davis
Name: John H. Davis
Title: Chief Financial Officer

Date: March 5, 2018

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